Exhibit 23.1
DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

January 30, 2020

Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our report entitled “Report as of December 31, 2019 on Reserves and Revenue of Certain Properties with interests attributable to Oasis Petroleum Inc.” (our Report) in the Current Report on Form 8-K of Oasis Petroleum Inc. dated as of January 30, 2020. In addition, we hereby consent to the incorporation by reference of our Report of Third Party dated January 20, 2020, in the “Financial Statements and Exhibits” portion of the Current Report. We further consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Oasis Petroleum Inc.’s Registration Statements on Form S-3 (File No. 333-219302) and Form S-8 (File No. 333-167664, File No. 333-206025, File No. 333-213118 and File No. 333-227021).

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716